Exhibit 99.1

Covanta Holding Corporation Announces That Covert Mergeco, Inc. Has Commenced Consent Solicitations for Covanta Holding Corporation’s 6.000% Senior Notes due 2027 and 5.000% Senior Notes due 2030

NEW YORK, August 27, 2021 – Covanta Holding Corporation (NYSE: CVA) (the “Company” or “Covanta”) announced that Covert Mergeco, Inc, a Delaware corporation (“Merger Sub”), an affiliate of certain investment funds affiliated with EQT Infrastructure, has commenced solicitations of consents (each, a “Consent Solicitation”) from holders (“Holders”) of the Company’s 6.000% Senior Notes due 2027 (the “2027 Notes”) and 5.000% Senior Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes, the “Notes” and each a “Series of Notes”) to certain amendments (the “Proposed Amendments”) to the Indenture, dated as of January 18, 2007, by and between the Company and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) (as amended and supplemented, the “Indenture”).

The Consent Solicitations are being conducted in connection with the previously announced merger agreement, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Covert Intermediate, Inc., a Delaware corporation (the “Parent”). In connection with the Merger, certain lenders have committed to provide Merger Sub with the debt financing in an aggregate principal amount of (i) up to $3,000 million currently, after a reallocation of $125 million from the senior secured term loan facility to the unsecured bridge facility, expected to consist of senior secured term loan facilities in an aggregate principal amount equal to $1,375 million (which consists of a $1,275 million term loan B facility, which includes a backstop delayed draw term sub-facility in an aggregate principal amount equal to $400.0 million, and a term loan C sub-facility for the purpose of cash collateralizing existing letters of credit in an aggregate principal amount equal to $100 million) and a senior unsecured bridge facility in an aggregate principal amount equal to $1,625 million (including a backstop delayed draw bridge sub-facility in an aggregate principal amount equal to $1,100 million) and (ii) up to $440 million revolving credit facility (the “Debt Financing”). The Merger would constitute a “Change of Control” under the Indenture, which may result in a Change of Control Triggering Event (as defined in the Indenture) for a Series of Notes if such Series of Notes are downgraded by either Rating Agency (as defined in the Indenture) on any date during the period commencing 60 days prior to the consummation of such Change of Control and ending 60 days following consummation of such Change of Control. Merger Sub currently does not expect that the ratings of the Notes will be downgraded by either Rating Agency in connection with the Merger. The Proposed Amendments with respect to each Series of Notes relate to (i) the elimination of the requirement to make a “Change of Control Offer” with respect to such Series of Notes in the Indenture in connection with the Merger and the implementation of certain other customary changes for a privately-held company to the “Change of Control” provisions in the Indenture, and (ii) certain customary changes for a privately-held company to the reporting covenant with respect to such Series of Notes in the Indenture. In addition, in connection with the Merger, subject to and within 60 days of the closing date, certain subsidiaries of the Company that will be guarantors of the Debt Financing will enter into a supplemental indenture to the Indenture to, jointly and severally, guarantee the obligations with respect to each Series of Notes, and such guarantees shall not be contingent on the Proposed Amendments and will be provided regardless of the results of the Consent Solicitations.

Holders of each Series of Notes who validly consent to the Proposed Amendments relating to such Series of Notes as part of the applicable Consent Solicitation on or prior to 5:00 p.m., New York City time, on September 8, 2021 (such date and time, as they may be extended, the “Consent Date”), will be eligible to receive a consent fee of $5.00 in cash for each $1,000 in principal amount of such Series of Notes for which consents are received on or prior to the Consent Date.

Approval of the Proposed Amendments relating to a particular Series of Notes requires consents from the relevant Holders of at least a majority in aggregate principal amount of such Series of Notes then outstanding, excluding any Notes owned by the Company or any of its affiliates (the “Requisite Consents”). Upon receipt of the Requisite Consents to the Proposed Amendments relating to a particular Series of Notes, the Company and the Trustee will execute and deliver a supplemental indenture (a “Supplemental Indenture”) to the Indenture, setting forth the applicable Proposed Amendments. Consents relating to a particular Series of Notes may only be revoked prior to the time the Requisite Consents relating to such Series of Notes are received and the applicable Supplemental Indenture is executed. The Proposed Amendments contained in a Supplemental Indenture relating to a particular Series of Notes will become operative on the date the consent fee relating to such Series of Notes is paid. After the Proposed Amendments relating to a particular Series of Notes become operative, all current Holders of such Series of Notes, including non-consenting Holders of such Series of Notes, and all subsequent Holders of such Series of

Notes will be bound by the relevant Proposed Amendments to the Indenture. Merger Sub’s payment of the consent fee relating to a particular Series of Notes is conditioned upon, among other things, receipt of the Requisite Consents relating to such Series of Notes on or prior to the Consent Date and the closing of the Merger. Merger Sub considers the solicitation of Consents of the Holders of the 2027 Notes and the 2030 Notes as a separate Consent Solicitation and each Consent Solicitation may be individually amended, extended or terminated, and a Holder of both Series of Notes may elect, at its sole discretion, to consent to the Proposed Amendments with respect to only one such Series of Notes without consenting to Proposed Amendments with respect to the other Series of Notes.

If all of the conditions to any Consent Solicitation are satisfied or waived, Merger Sub will, substantially concurrent with the closing of the Merger, pay the consent fee relating to the applicable Series of Notes to each holder of such Series of Notes who validly consented and did not revoke their consent on or prior to the Consent Date.

No consent fee will be paid in connection with a Consent Solicitation if the Requisite Consents relating to the applicable Series of Notes are not received, if such Consent Solicitation is terminated prior to the closing date of the Merger for any reason or if the Merger is not closed. Merger Sub reserves the right to terminate, withdraw or amend any Consent Solicitation at any time and from time to time, as described in the Consent Solicitation Statement. None of Merger Sub, Parent, Company, the Solicitation Agents (as defined below), the Trustee, the information, tabulation and paying agent nor any of their respective affiliates makes any recommendation as to whether or not holders of any Series of Notes should consent or refrain from consenting with respect to such Series of Notes.

If the Requisite Consents relating to a particular Series of Notes are not received, Merger Sub intends to terminate the Consent Solicitation relating to such Series of Notes and, in such case, Merger Sub would, in the event of a “Change of Control Triggering Event” with respect to such Series of Notes, conduct a “Change of Control Offer” with respect to such Series of Notes in accordance with the terms and conditions of the Indenture, if required by the Indenture.

This announcement does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities. Each Consent Solicitation is being made only pursuant to the Consent Solicitation Statement dated August 27, 2021. The Consent Solicitations are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require any Consent Solicitation to be made by a licensed broker or dealer, such Consent Solicitation will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as the solicitation agents (in such capacity, the “Solicitation Agents”) for the Consent Solicitations. D.F. King & Co., Inc. is acting as the information, tabulation and paying agent for the Consent Solicitations.

Requests for the Consent Solicitation Statement may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (866) 828-6934 (for all others) or covert@dfking.com.

Questions or requests for assistance in relation to the Consent Solicitations may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-2476 (collect).

About EQT

EQT is a purpose-driven global investment organization with more than EUR 67 billion in assets under management across 26 active funds. EQT funds have portfolio companies in Europe, Asia-Pacific and the Americas with total sales of approximately EUR 29 billion and more than 175,000 employees. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership.

About Covanta

Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy (“WtE”) facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that the Company’s or Merger Sub’s management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the Consent Solicitations and the Merger, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the Merger which depends on the satisfaction of the closing conditions to the Merger and the Consent Solicitations, and there can be no assurance as to whether or when the business combination or any Consent Solicitation will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company’s 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2021. Merger Sub and the Company expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Covanta and affiliates of EQT Infrastructure. In connection with the proposed merger, Covanta intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Covanta with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Covanta’s other filings with the SEC, may also be obtained from the respective companies. Free copies of documents filed with the SEC by Covanta will be made available free of charge on Covanta’s investor relations website at https://investors.covanta.com/.

Participants in the Solicitation

Covanta and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Covanta’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Covanta is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.

Merger Sub Contacts:

US Inquiries:

Stephanie Greengarten

+1 646 687 6810

stephanie.greengarten@eqtpartners.com

International Inquiries:

EQT Press Office

+46 8 506 55 334

press@eqtpartners.com,

Covanta Contacts:

Investor Contact:

Dan Mannes

+1 862 345 5456

IR@covanta.com

Media Contact:

Nicolle Robles, Covanta

+1 862 345 5245

NRobles@covanta.com

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